Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of EVO Payments, Inc. and its subsidiaries and the effectiveness of EVO Payments, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of EVO Payments, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 12, 2020